Exhibit 99.1

Press Contact:
Stan Szczygiel
Prescient Applied Intelligence
610-719-1600 x 360
sszczygiel@prescient.com

Prescient and viaLink Complete Merger and Form Publicly Traded
Prescient Applied Intelligence

Combined Retailer-Centric and Collaborative Commerce Solutions Align Suppliers and

Retailers to Meet Consumer Demand

WEST CHESTER, PA and DALLAS, TX – Jan. 3, 2005 – Prescient Systems, Inc. (“Prescient”) and The viaLink Company (“viaLink”) today announced the completion of its stock-for-stock merger to form Prescient Applied Intelligence, Inc. (“PAI”). Beginning January 3, 2005, PAI will be listed for quotation on the OTCBB under the symbol PPID; the previous symbol was OTCBB: VLNK. Pursuant to the plan of merger approved by shareholders of both companies, one common share of PPID represents 20 common shares of the former VLNK.

PAI markets advanced web-enabled technology and software solutions that allow business trading partners to collaborate across all elements of the supply chain.

Jane Hoffer, the former President and CEO of Prescient, will lead the new management team as President and CEO of Prescient Applied Intelligence. Bob Noe, the former CEO of viaLink, will serve as a member of the Board of Directors for PAI. The company will be headquartered in West Chester, PA, and maintain an office in Dallas, TX.

Prescient Applied Intelligence provides a continuum of technology-based solutions to align suppliers and retailers. viaLink’s industry-leading advanced commerce technologies (including scan-based trading), combined with Prescient’s proven and effective demand planning applications fills a market need for an integrated, end-to-end solution that enables users to proactively manage information from the point-of-sale throughout the entire supply chain. PAI’s Retailer-Centric SolutionsSM for suppliers and Collaborative Commerce Solutions for retailers are based on over 40 years of supply chain planning expertise and domain knowledge of consumer products companies.

“The retail industry is becoming increasingly competitive, and the most successful trading partners are those that closely align their planning and execution to improve in-store performance,” said Jane Hoffer, President and CEO of Prescient Applied Intelligence. “By coupling our award-winning retailer-centric solutions with top-notch demand visibility and advanced commerce solutions, this merger is truly a win-win-win for our retailer clients, our supplier clients and the consumer.”

Approximately 60% of PAI’s total revenue is generated from subscription services and other recurring revenue streams such as maintenance. Additionally, management believes that the merger could provide both significant near-term synergies and incremental cross-selling revenue opportunities that it hopes to leverage to significantly improve operating performance and drive revenue growth.

About Prescient Applied Intelligence
Prescient Applied Intelligence enables retail trading partners to align planning and execution with changing market needs to maximize relationships and deliver on the promise of collaborative commerce. The company’s retailer-centric and collaborative commerce solutions are designed with the understanding that product demand and business processes are fluid. Prescient Applied Intelligence’s solutions capture information at the point of sale, provide greater visibility into real-time demand, and turn data into actionable information across the entire supply chain. As a result, the company’s products and services enable trading partners to compete effectively, increase profitability, and excel in today’s retail business climate. Household brand names like AutoZone, Binney & Smith (Crayola Brand), Domino’s Pizza, Target and The Dial Corporation rely on Prescient. For more information, go to www.prescient.com.

Forward-looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to Prescient Applied Intelligence are intended to identify such forward-looking statements. Prescient Applied Intelligence may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Prescient’s report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.